Exhibit 1.01

AGILENT TECHNOLOGIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2023

This Conflict Minerals Report(the “Report”) of Agilent Technologies, Inc. (“Agilent,” the “Company,” “we,”“us,” or “our”)is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”)for the reporting period from January1, 2023, to December 31, 2023 (“Reporting Year”). The report covers all Agilent majority-owned subsidiaries and variable interest entities that are subject to the Rule.

The Rule imposes certain due diligence and reporting obligations on U.S. Securities and Exchange Commission (“SEC”) registrants whose manufactured products (including products contracted to be made for each registrant) contain “conflict minerals” necessary to the functionality or production of those products. The Rule defines “conflict minerals” to include cassiterite, columbite-tantalite, gold, wolframite, and their derivatives limited to tin, tantalum, tungsten, and gold (collectively referred to as “3TGs”) regardless of their country of origin or whether they are used to finance or benefit armed groups.

Company Overview

Agilent is a leader in life sciences, diagnostics and applied chemical markets. Our company provides laboratories worldwide with instruments, services, consumables, applications, and expertise.

Our products that could contain conflict minerals include: liquid chromatography systems;liquid chromatography mass spectrometry systems;gas chromatography systems; gas chromatography mass spectrometry systems; inductively coupled plasma mass spectrometry instruments; atomic absorption instruments; microwave plasma-atomic emission spectrometry instruments; inductively coupled plasma optical emission spectrometry instruments; bioanalytical Instruments, microarray equipment, raman spectrometers and autostainer, laboratory automation and robotic systems; vacuum pumps and measurement technologies.

Summary of Agilent’s Commitment to Responsible Sourcing

Agilent’s mission is to advance the quality of life and improve the human condition. To support our mission, we are committed to sourcing components and materials from organizations that share our values around human rights, ethics,and environmental responsibility. Agilent’s Conflict Minerals Policy supports the goal of ending violence, human rights violations, and environmental devastation in the Covered Countries. To ensure that these messages are easily accessible, Agilent maintains its 2022 ESG Report on its website. Supplier requirements are defined in the Agilent Supplier Code of Conduct.

Agilent encourages the responsible sourcing of conflict minerals from the Democratic Republic of the Congo (‘DRC’) and adjoining countries (collectively the “Covered Countries”) by responsible processing facilities. Responsible processing facilities are those smelters and refiners who are either conformant with the Responsible Minerals Initiative’s (‘RMI’s’) Responsible Minerals Assurance Process (‘RMAP’) or are actively working towards achieving conformance.

Applicability

Agilent conducted reasonable due diligence regarding the source and chain of custody of the conflict minerals in our products. Based on these efforts,we have reason to believe that some of the conflict minerals present in our supply chain may have originated in the Covered Countries. We are unable to determine with assurance the origin of the conflict minerals in our products at this time and therefore cannot exclude the possibility that some conflict minerals may have originated in the DRC or Covered Countries. For this reason, we are required under the Rule to submit this Conflict Minerals Report (CMR) as an exhibit to Agilent’s Form SD.

Reasonable Country Of Origin Inquiry (RCOI)

Agilent requires that all suppliers abide by the directives in Agilent’s Supplier Code of Conduct. We expect that these obligations will cascade through our supply chain and that our direct suppliers will extend the same obligations on their suppliers to survey their suppliers until all the actors in Agilent’s 3TG supply chain are surveyed back to the processing facility.

Agilent typically does not purchase Conflict Minerals directly from mines or processing facilities. Agilent’s supply chain is extensive and complex with many layers of suppliers positioned between us and 3TG raw material processing facilities.

For reporting purposes, we require our relevant direct suppliers to complete the Conflict Minerals Reporting Template (CMRT) designed by the RMI. Suppliers are instructed to submit their CMRT using a sustainability tool. If they are unable to do so, they are then requested to submit their completed CMRT to Agilent via email.

We then compare each supplier’s CMRT Smelter List with the database made available to all by the Responsible Minerals Initiative (‘RMI’).The RMI database categorizes smelters as either Conformant with the RMI’s Responsible Minerals Assurance Process (‘RMAP’) or actively working towards achieving conformance. Smelters that are in neither of these two categories are referred to as Not Conformant by Agilent.

Design of Due Diligence

Our Due Diligence measures have been designed to conform in all material respects, with the 5-step framework described in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, 2016(“OECD Guidance”) and the related supplements for 3TG.

The OECD Guidance provides a framework for detailed due diligence to support responsible global supply chain management of minerals and is currently the only internationally recognized framework for raw material due diligence.

The OECD Guidance (including its Supplements) applies to each of the 3TGs and to Agilent as a “downstream company”.

For the reporting year of 2023, we evaluated250 Suppliers representing 85 percent of our direct material purchases and identified 81 of those whose products could possibly contain 3TG. We had 80 percent response rate from our in-scope suppliers and accepted 23 CMRTs for reporting purposes.

All RMI processing facility information used in this report was downloaded from the RMI website on January 2, 2024.

Due Diligence Framework

In accordance with the Rule, Agilent carried out a Reasonable Country of Origin Inquiry(RCOI) and Due Diligence process to determine the origin of 3TG metals used in its in-scope products.

Agilent has taken the following measures to exercise due diligence on the source and chain of custody of Conflict Minerals in its products for this reporting period.

OECD Step 1: Establish Strong Company Management Systems

Agilent has implemented programs that are in conformance with Step 1 of the OECD Framework.

Responsible Sourcing Policies

•
Established and communicated its Responsible Minerals Sourcing Policy that applies to all direct materials suppliers.
•
Established and communicated Agilent’s Supplier Code of Conduct which includes the requirement to maintain compliance with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to all suppliers.

Structured Internal Management to Support Supply Chain Due Diligence

•
Established a cross-functional, working-level team to oversee Agilent’s Responsible Minerals Sourcing Program. The working team includes members of Agilent’s Legal and Global Supply Chain organizations.
•
The Vice President, Global Chief Compliance Officer, was accountable for the policy in 2023. Executive management is briefed on an annual basis about the results of Agilent’s due diligence efforts before reviewing potential opportunities to improve it and mitigate risk.

Established a System of Controls and Transparency Over the Mineral Supply Chain

•
Agilent has established a process to identify in-scope suppliers.
•
Agilent uses Standards of Business Conduct,which outlines expected behaviors for all Agilent employees and contractors and Agilent’s Supplier Code of Conduct.
•
Agilent requires direct materials suppliers to report on their source and use of conflict minerals using the RMI Conflict Minerals Reporting Template (CMRT).

Strengthened Engagement with Suppliers

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Communications with our suppliers reflects Agilent’s values.
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Agilent’s Responsible Minerals Program Manager has an open-door policy for all suppliers and offered support to suppliers who lacked the knowledge necessary to provide Agilent with a correctly researched and generated CMRT.
•
Agilent conducted a remediation outreach to suppliers whose most recent CMRT identified US-sanctioned, Russian-located or high-risk, non-conformant smelters. The objective of this outreach was to demonstrate Agilent’s commitment to removing objectionable smelters from our supply chains and our willingness to work with our current suppliers to achieve this objective. We initiated this remediation outreach program in mid-July 2023 and for several suppliers it continues to be an on-going process.

Provided a Company-level Grievance Mechanism

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Agilent is committed to providing an anonymous grievance reporting mechanism for our employees, suppliers and other stakeholders who may be impacted by our operations.

•
We have put in place multiple mechanisms whereby employees and suppliers can report violations of Agilent’s policies,including a global reporting hotline.

OECD Step 2: Identify and Assess Risks in the Supply Chain

We use the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, The RMI List of Conformant Smelters and the RMI List of Active Smelters as reference authorities for identifying risk in our supply chain. These online tools are critical inputs to help us identify risk in our supply chain.

Agilent relies on the RMI to determine if processing facilities reported by our suppliers are Conformant with Responsible Minerals Assurance Program (RMAP) Conflict-Free management sourcing standards.

These audit standards have been developed by the RMI to assess if 3TG processing facilities have management systems in place to support responsible sourcing practices. Agilent took the following steps to identify and assess supplier conflict mineral supplier risk during this reporting year:

•
Agilent initiated a Supplier Conflict Minerals Risk Mitigation review starting in the third quarter of 2023. The objective of this review was to educate our in-scope suppliers whose CMRT for the previous year was rejected for failing to meet the OECD-based due diligence acceptance criteria. Letters were sent to each supplier’s Conflict Minerals Contact describing why the CMRT was unacceptable. Agilent’s Supplier Relationship Owner (SRO) for each account was responsible for follow-up.
•
Agilent compared the processing facilities reported by its suppliers in their CMRT Smelter List with the RMI’s List of All Operational 3TG Smelters as of January 2, 2024. If the supplier reported a significant number of processing facilities that were not on the RMI’s List of All Operational 3TG Smelters, the CMRT was rejected and returned to the supplier with a follow-up letter explaining the issues.
•
Supplier CMRTs that identified processing facilities that were not included in the RMI List of All Operational 3TG Smelters, January 2, 2024, were returned with for corrections.
•
Agilent only accepted supplier CMRTs that were created using Version 6.31. CMRT Version 6.31 is the current version of the CMRT. Suppliers who used earlier versions of the CMRT were informed that Agilent would not accept out-of-date versions and were requested to update their CMRT to Version 6.31.
•
Suppliers whose CMRT Smelter List reported processing facilities that could not possibly have been the source of metals in products sourced by Agilent were rejected.
•
The majority of the CMRTs provided data at the company level.As a result, Agilent was unable to determine the processing facilities in the Agilent-Supplier supply chain. In this situation, Agilent sent a follow-up letter to the supplier requesting a CMRT at the product-level for all products sourced by Agilent.
•
Suppliers who did not respond to Agilent’s request for their CMRT were reported to the Agilent account SRO and instructed to inquire why the supplier did not submit a CMRT. If the reason was the supplier has not implemented a conflict mineral reporting program, the SRO was required to escalate the issue both within Agilent and the supplier’s organization.
•
The reasons Agilent rejected a supplier CMRT included:
•
Did not have a Responsible Minerals Sourcing Policy.
•
Substituted a Declaration Letter, in place of a CMRT, stating that their products were conflict free.

•
Did not use the current CMRT to survey their suppliers.
•
Had not surveyed their suppliers within the previous 15 months.
•
Had not updated their CMRT within the previous year.
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Provided inconsistent answers.
•
Declared that there were 3TGs in their products but did not provide a Smelter List identifying the processing facilities in their supply chain.
•
Reported more processing facilities in their supply chain than the RMI has validated as being operational.
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Agilent accepted 23 supplier CMRTs. The information provided by these supplier CMRTs were used as the basis for generating Agilent’s updated CMRT Version 6.31 and this 2023 Conflict Minerals Report.

The processing facilities identified in Agilent’s 2023 3TG supply chain are reported in Annex 1-3.

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Annex 1 identifies processing facilities that were reported by Agilent’s suppliers as being in the supply chain and are RMI RMAP-Conformant.
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Annex 2 identifies processing facilities that were reported by Agilent’s suppliers as being in the supply chain and are actively working towards achieving conformance with the RMAP standard,
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Annex 3 identifies processing facilities that were reported by Agilent’s suppliers as being in the supply chain but are not participating in the RMI RMAP program.

Although cobalt is not included in the definition of “conflict minerals,” Agilent conducted due diligence on cobalt in its supply chain. Cobalt is used in rechargeable batteries. Agilent instructed its Engineering group to identify rechargeable batteries in our products and our direct material suppliers to report the rechargeable batteries in the components sourced by Agilent. The result of this effort is that Agilent has now documented that there are no rechargeable batteries in the products. As a result, Agilent can report that it does not have cobalt-related risk in its supply chain.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

Agilent’s strategy to respond to identified risks includes a range of measures that form part of its Conflict Minerals due diligence process.

Measures taken by Agilent in 2023 to design and implement a strategy to respond to identified risks as part the company’s due diligence process include:

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Undertaking a risk mitigation program starting in the third quarter of 2023. Every supplier whose CMRT was rejected for calendar year 2022 reporting was sent an analysis of why its CMRT was rejected and what corrective actions Agilent recommended it take. We requested that the supplier provide Agilent with an updated CMRT incorporating its corrections within 90 days.
•
Mapping suppliers against the processing facilities that they reported in their CMRT to identify which suppliers must remove non-conformant processing facilities from the supply chain. If in-scope suppliers identified processing facilities within our supply chain that are RMAP Not Conformant, we asked them to encourage the management of these processing facilities to participate in the RMAP process.

•
When possible, identify an alternative supplier whose product can be substituted for the current supplier’s.

OECD Step 4: Carry Out Independent Third-Party Audit of Smelter Due Diligence Practices

Agilent relies on the RMI to determine if processing facilities reported by its suppliers are Conformant with the RMI RMAP responsible conflict-free management sourcing standards.

OECD Step 5: Report Annually on Supply Chain Due Diligence

Agilent complies with this step through this report filing and its related Form SD to the SEC and making it publicly available on our website.

DETERMINATION

As Agilent does not directly purchase raw minerals, ores or 3TG metals, it must rely on its direct suppliers to gather information about processing facilities in its supply chain.

We received CMRT responses for the year ended December31, 2023, from 81 in-scope suppliers. All RMI reference data and supplier information were based on data received as of January 2, 2024.

Based on supplier responses for the year ended December 31, 2023, Agilent has identified 273 processing facilities in its supply chain that have been validated by the RMI as being operational during 2023.

The table below depicts, by mineral and RMI Conformance status, the number of processing facilities potentially in Agilent’s supply chain that are participating (Conformant/Active) and are not participating (Not Conformant) in the RMAP.

Processing Facility Status / Metal	Gold	Tantalum	Tin	Tungsten	Total
Conformant	90	32	66	33	221
Active	4		2		6
Not Conformant	20		15	11	46
Total	114	32	83	44	273

We have no reason to believe that any of the 273 processing facilities directly or indirectly finance or benefit armed groups in the Covered Countries.

Continuous Improvement Efforts to Mitigate Risk

To enhance the due diligence process and further mitigate any risk that conflict minerals used in the company’s products may benefit armed groups, Agilent is implementing the following actions:

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Engaging with Suppliers through written communications, meetings, and presentations with the objective of continuously improving the completeness and quality of the information provided;
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Agilent is encouraging suppliers to provide CMRTs at the product level to more accurately identify which processing facilities are in the Agilent-Supplier supply chains; and
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Agilent is communicating to its suppliers that they must survey their suppliers with the same level of Due Diligence as Agilent.
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Continue to enhance our supplier list to ensure that we are surveying the correct suppliers;

•
Improve CMRT response completeness from in-scope, direct suppliers through Agilent’s timely review and feedback; and
•
Remain aware of developments in Conflict Minerals Due Diligence and apply that knowledge to Agilent’s risk assessment and mitigation actions.

Annex 1

LIST OF SUPPLIER-REPORTED PROCESSING FACILITIES

This table lists the processing facilities identified through supplier CMRT responses for the year ended December31, 2023, that were validated as Operational and categorized as RMAP Conformant by the RMI as of January 2, 2024.

Metal	Smelter ID	Processing Facility Name	Location
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID000035	Agosi AG	GERMANY
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID004010	Coimpa Industrial LTDA	BRAZIL
Gold	CID000401	Dowa	JAPAN
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	CID003641	Gold by Gold Colombia	COLOMBIA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID002765	Italpreziosi	ITALY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002762	L'Orfebre S.A.	ANDORRA

Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	CID001352	MKS PAMP SA	SWITZERLAND
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID002290	SAFINA A.S.	CZECHIA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID003615	WEEEREFINING	FRANCE
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	CID001076	AMG Brasil	BRAZIL

Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET de Mexico	MEXICO
Tantalum	CID002548	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID004054	PowerX Ltd.	RWANDA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND
Tantalum	CID002545	TANIOBIS GmbH	GERMANY
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID002773	Aurubis Beerse	BELGIUM
Tin	CID002774	Aurubis Berango	SPAIN
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	CID003524	CRM Synergies	SPAIN
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID003831	DS Myanmar	MYANMAR
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	CID003387	Luna Smelter, Ltd.	RWANDA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID004065	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID001486	PT Timah Nusantara	INDONESIA
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID002593	PT Rajehan Ariq	INDONESIA
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002543	Masan High-Tech Materials	VIET NAM
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	CID003993	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA

Annex 2

LIST OF SUPPLIER-REPORTED PROCESSING FACILITIES

This table lists the processing facilities identified through supplier CMRT responses for the year ended December31, 2023, that were validated as Operational by the RMI and Actively working to become RMAP Conformant as of January2, 2024. These processing facilities are referred to as RMI Active.

Metal	Smelter ID	Processing Facility Name	Location
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID003461	Augmont Enterprises Private Limited	INDIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA

Annex 3

LIST OF SUPPLIER-REPORTED PROCESSING FACILITIES

This table lists the processing facilities identified through supplier CMRT responses for the year ended December 31, 2023, that were validated as Operational by the RMI but not classified as either Conformant or Actively working to become RMAP Conformant as of January2, 2024. These processing facilities are referred to as “Not Conformant.”

Metal	Smelter ID	Processing Facility Name	Location
Gold	CID002763	8853 S.p.A.	ITALY
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA
Gold	CID000180	Caridad	MEXICO
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID002761	SAAMP	FRANCE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID001305	Novosibirsk Tin Combine	RUSSIAN FEDERATION
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL

Tungsten	CID004060	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
Tungsten	CID000769	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	CID003614	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	CID003612	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION